Exhibit 99.1

McAfee, Inc. Reports Record Results for the Third Quarter of 2009

SANTA CLARA, Calif.--(BUSINESS WIRE)--October 29, 2009--McAfee, Inc. (NYSE:MFE) today reported financial results for the third quarter ended September 30, 2009.

Third Quarter Financial Highlights:

  Revenue reached a record $485.3 million, an increase of 18.5 percent year-over-year and 3.5 percent quarter-over-quarter
  Deferred revenue reached a record $1.33 billion, an increase of 26 percent year-over-year and two percent quarter-over-quarter
  Cash flow from operations reached a record $152 million, an increase of 74 percent year-over-year and 184 percent quarter-over-quarter
  Currency fluctuations had a negative impact of $10 million on revenue year-over-year and a positive impact of $9 million quarter-over-quarter. Currency fluctuations had a positive impact on deferred revenue of $18 million year-over-year and $23 million quarter-over-quarter.
  GAAP and non-GAAP earnings per diluted share were $0.23 and $0.62, respectively
  Non-GAAP earnings per diluted share reached a record $0.62, an increase of 16 percent year-over-year and three percent quarter-over-quarter

Executive Commentary:

“We are pleased to report our record results for the third quarter of 2009. We made significant improvements across our key financial metrics, including non-GAAP operating margin growth of 310 basis points year-over-year and operating cash flow growth of 74 percent year-over-year to a record $152 million,” said Dave DeWalt, McAfee’s president and chief executive officer.

“Our focused execution combined with solid demand for leading comprehensive security solutions delivered McAfee’s fifteenth consecutive quarter of double-digit, year-over-year revenue growth,” said DeWalt. “We are well positioned both financially and strategically to continue advancing our mission to proactively secure systems and networks worldwide.”

Third Quarter Financial Summary and Operational Metrics:

$ in Millions, except per share and % data	Q3 2009	Q3 2008	% Change
Total Net Revenue	$485.3	$409.7	18%

GAAP Operating Income	$42.5	$49.4	(14%)
GAAP Net Income	$36.8	$48.8	(25%)
GAAP Net Income Per Share (Diluted)	$0.23	$0.31	(27%)

Non-GAAP Operating Income*	$128.7	$95.8	34%
Non-GAAP Net Income*	$98.6	$82.2	20%
Non-GAAP Net Income Per Share* (Diluted)	$0.62	$0.53	16%

Deferred Revenue	$1,333.8	$1,056.7	26%
Cash & Marketable Securities	$905.9	$1,003.0	(10%)

*A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

Corporate Business:

  Revenue grew 25 percent year-over-year to a record $308 million in the third quarter of 2009
  In the third quarter of 2009, McAfee closed 472 deals greater than $100,000 in value, including 74 deals greater than $500,000 in value and 31 deals greater than $1 million in value

Consumer Business:

  Revenue grew eight percent year-over-year to $177 million in the third quarter of 2009
  In the third quarter of 2009, McAfee signed or extended 22 agreements and launched 68 new or enhanced online partnerships, bringing the total to over 200 brand name partners worldwide

North America:

  Revenue grew 25 percent year-over-year to a record $273 million in the third quarter of 2009
  North American revenue accounted for 56 percent of total revenue for the third quarter of 2009, compared with 53 percent of total revenue for the third quarter of 2008

International:

  Revenue grew 11 percent year-over-year to a record $212 million in the third quarter of 2009
  Currency fluctuations had a negative impact of $10 million on revenue year-over-year and a positive impact of $9 million quarter-over-quarter
  As reported in U.S. dollars, year-over-year revenue grew four percent in Europe, the Middle East and Africa, 42 percent in Asia Pacific, 16 percent in Japan and 20 percent in Latin America
  International revenue accounted for 44 percent of total revenue for the third quarter of 2009, compared with 47 percent of total revenue for the third quarter of 2008

Key Announcements:

  McAfee signed a contract to be Dell’s exclusive default and recommended security partner for their personal computers from November 2009 through October 2011, with the option for a third year, extending our exclusivity that ran from May 2008 through October 2009
  McAfee completed the acquisition of privately owned MX Logic, Inc., a leading global provider of cloud-based e-mail and Web security, email archiving and email continuity services with approximately 40,000 customers and more than 1,800 channel partners
  Verizon Business and McAfee announced a global strategic alliance, whereby Verizon Business has agreed to offer McAfee’s entire line of enterprise security products and services while McAfee will use Verizon Business’ data center outsourcing and expert consulting and managed services capabilities. Additionally, the companies plan to jointly develop a suite of next-generation, cloud-based managed security services.
  Adobe Systems and McAfee entered a global alliance partnership to jointly deliver an integrated Data Loss Prevention and Enterprise Digital Rights Management solution to expand the reach of data protection beyond the enterprise boundaries. In addition, under our multi-year partnership, Adobe has agreed to let McAfee give Adobe consumers the ability to run a security scan and/or get a trial subscription to McAfee when downloading an Adobe program or update.
  In addition to HP shipping McAfee on its SMB machines globally, HP also announced an agreement with McAfee to offer an exclusive 18-month subscription to McAfee Total Protection Service on HP small business desktop and notebook PCs in Europe, the Middle East and Africa
  McAfee announced the launch of a global partnership with Lenovo, whereby Lenovo has agreed to preinstall McAfee® VirusScan® Plus on all Windows 7-based Lenovo consumer PCs under the Idea™ brand
  McAfee announced the availability of McAfee Online Backup, a new secure online service for consumers that stores and encrypts digital assets such as photos, videos, music, e-mails and other files
  McAfee announced its 2010 channel vision and strategy at FOCUS 09, McAfee’s annual user conference that was attended by more than 1,400 people from 58 countries
  McAfee announced the appointment of George Kurtz as executive vice president and worldwide chief technology officer and Alex Thurber as senior vice president of worldwide channel operations

Balance Sheet and Cash Flow Summary:

At September 30, 2009, the company reported cash and marketable securities of $906 million, compared with $886 million at the end of the second quarter of 2009. During the third quarter of 2009, the company paid $138 million in cash for the acquisition of MX Logic.

During the third quarter of 2009, the company generated approximately $152 million in cash flow from operations, compared with $87 million in the same quarter last year. Days sales outstanding (DSOs) were 43 days compared to 46 days for the same period last year.

Deferred revenue reached a record $1.334 billion at the end of the third quarter of 2009, including a positive foreign currency impact of approximately $23 million quarter-over-quarter. Approximately 78 percent of revenue during the third quarter of 2009 came from prior period deferred revenue.

Financial Outlook:

McAfee expects net revenue in the fourth quarter of 2009 of $505 million to $525 million.

The company expects fourth quarter 2009 GAAP net income of $0.32 to $0.38 per diluted share and non-GAAP net income of $0.61 to $0.65 per diluted share.

This guidance reflects an assumed 24 percent annual GAAP tax rate and a 24 percent annual non-GAAP tax rate for 2009.

Conference Call Information:

  The company will host a conference call today at 1:30 P.M. Pacific, 4:30 P.M. Eastern to discuss its quarterly results. Participants should call (800) 809-7467 (U.S. toll-free) or (706) 679-4671 (international). The passcode is 29928197.
  Attendees should dial in at least 15 minutes prior to the conference call
  A replay of the call will be available until November 12, by calling (800) 642-1687 (U.S. toll-free) or (706) 645-9291 (international)
  A Web cast of the call may also be found on the Internet through McAfee’s Investor Relations Web site at http://investor.mcafee.com

Disclosure Statements and Discussion of Non-GAAP Financial Measures:

Management evaluates and makes operating decisions using various performance measures. In addition to reporting financial results in accordance with GAAP, we also consider adjusted gross profit, operating income and net income, which we refer to as "non-GAAP gross profit," "non-GAAP operating income" and "non-GAAP net income." In calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income, management excludes certain items to facilitate its review of the comparability of the company's operating performance on a period-to-period basis because such items are not, in management's review, related to the company's ongoing operating performance.

Non-GAAP gross profit excludes amortization of purchased technology, stock-based compensation charges and certain other items. Non-GAAP net income and non-GAAP operating income exclude amortization of purchased technology and intangibles, stock-based compensation charges, acquisition related costs, loss on sale/disposal of assets and technology, restructuring charges, investigation related and other costs, provision for income taxes and certain other items.

Management used a 27 percent non-GAAP effective tax rate to calculate non-GAAP net income in 2008. For 2009, management uses an assumed 24 percent non-GAAP effective tax rate. Management believes the 24 percent effective tax rate is reflective of a long-term normalized tax rate under the global McAfee operating structure.

We present non-GAAP gross profit, non-GAAP operating income and non-GAAP net income because we consider each to be an important supplemental measure of our performance. Management uses these non-GAAP financial measures to make operational and investment decisions, to evaluate the company's performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. In addition, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income also facilitates a comparison of McAfee's underlying operating performance with that of other companies in our industry, which may from time to time use similar non-GAAP financial measures to supplement their GAAP results. However, non-GAAP gross profit, non-GAAP operating income and non-GAAP net income have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for GAAP gross profit, operating income and net income or any other performance measure determined in accordance with GAAP. In the future, we expect to continue to incur expenses similar to certain of the non-GAAP adjustments described above and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that all of these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as analytical tools. Some of the limitations in relying on non-GAAP net income are:

  Amortization of purchased technology and intangibles, though not directly affecting our current cash position, represents the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.
  The company regularly engages in acquisition and integration activities as part of its ongoing business. Therefore, we expect to continue to experience acquisition and retention bonuses, direct acquisition costs and integration costs related to acquisition activity in future periods.
  The company's income tax expense will ultimately be based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the 24 percent rate assumed in our non-GAAP financial measures for 2009 and the 27 percent rate assumed in our non-GAAP financial measures for 2008.
  Other companies, including companies in our industry, may calculate non-GAAP net income differently than we do, limiting its usefulness as a comparative tool

In addition, many of the adjustments to our GAAP financial statements result in the exclusion of items that are recurring and will be reflected in the company's financial results for the foreseeable future. The company compensates for these limitations by providing specific information regarding the GAAP amounts excluded from the non-GAAP financial measures. The company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measure.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP gross profit, operating income and net income. For more information, see the consolidated statements of income and the "Reconciliation of GAAP to Non-GAAP Financial Measures" contained in this press release.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements include statements regarding the preliminary results for the quarter ended September 30, 2009, guidance on expected results for the fourth quarter of 2009, the assumed tax rates for the fourth quarter and full-year 2009 and statements about the demand for security solutions, McAfee's financial positioning, business strategy, business momentum, market position, relationships, opportunities, and the value of McAfee's security solutions. Actual results could vary, perhaps materially, and the expected results may not occur. In particular, actual results are subject to other risks, including that McAfee may not achieve its planned revenue realization rates or sales targets, succeed in its efforts to grow its business or combat effectively the security threats of the future, build upon its technology leadership, leverage its relationships and opportunities to the degree expected, or capture market share, notwithstanding related commitment or related investment. The company may not benefit from its acquisitions, strategic alliances or partnerships as anticipated, customers may not respond as favorably as anticipated to the company's product or technical support offerings, the company's product and service offerings may not continue to interoperate effectively with newly developed operating systems, the company may experience delays in product development or the release of previously announced products, the company may experience delayed or lost sales and revenue as a result of outages in integrated systems on which it is highly dependent, the company may not satisfactorily anticipate or meet its customers' needs or expectations, or the industry shift to security suites may not be adopted to the extent anticipated. Actual results are also subject to a number of other factors, including customer and distributor demand fluctuations, currency fluctuations and macro and other economic conditions both in the United States and internationally including the current credit crisis and adverse global economic conditions. The Company may experience further declines in the fair value of its investment securities or realize losses relating to other than temporary declines in its investment securities given the current credit crisis and adverse global economic conditions. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in McAfee's filings with the SEC including its quarterly report on Form 10-Q for the period ended June 30, 2009. McAfee does not undertake to update any forward looking statements.

About McAfee, Inc.:

McAfee, Inc., headquartered in Santa Clara, California, is the world's largest dedicated security technology company. McAfee is relentlessly committed to tackling the world's toughest security challenges. The company delivers proactive and proven solutions and services that help secure systems and networks around the world, allowing users to safely connect to the Internet, browse and shop the web more securely. Backed by an award-winning research team, McAfee creates innovative products that empower home users, businesses, the public sector and service providers by enabling them to prove compliance with regulations, protect data, prevent disruptions, identify vulnerabilities, and continuously monitor and improve their security. http://www.mcafee.com

McAfee and/or other noted McAfee related products contained herein are registered trademarks or trademarks of McAfee, Inc., and/or its affiliates in the U.S. and/or other countries. McAfee Red in connection with security is distinctive of McAfee brand products. Any other non-McAfee related products, registered and/or unregistered trademarks contained herein are only by reference and are the sole property of their respective owners. © 2009 McAfee, Inc. All rights reserved.

MCAFEE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (Unaudited)

	September 30, 2009	December 31, 2008

Assets:
Cash and marketable securities	$905,863	$593,725
Accounts receivable, net	231,764	322,986
Prepaid expenses, income taxes and other current assets	362,070	260,181
Property and equipment, net	128,289	114,435
Deferred taxes	604,359	614,807
Goodwill, intangibles and other long-term assets, net	1,676,198	1,551,747
Total assets	$3,908,543	$3,457,881

Liabilities:
Accounts payable	$46,339	$41,529
Accrued liabilities	343,388	298,003
Current debt	100,000	-
Deferred revenue	1,333,763	1,293,110
Accrued taxes and other long-term liabilities	66,383	72,751
Total liabilities	1,889,873	1,705,393

Stockholders' Equity:
Common stock	1,859	1,812
Treasury stock	(841,598)	(819,861)
Additional paid-in capital	2,204,260	2,053,245
Accumulated other comprehensive loss	(3,492)	(18,992)
Retained earnings	657,641	536,284
Total stockholders' equity	2,018,670	1,752,488
Total liabilities and stockholders' equity	$3,908,543	$3,457,881

MCAFEE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net revenue	$485,271	$409,679	$1,401,666	$1,176,078

Cost of net revenue (1) (2)	107,410	84,899	297,855	237,651
Amortization of purchased technology	19,360	13,610	57,193	40,527
Gross profit	358,501	311,170	1,046,618	897,900

Operating costs:
Research and development (1)	82,231	64,113	238,841	184,316
Sales and marketing (1) (3)	155,506	139,108	461,566	391,457
General and administrative (1) (3)	40,779	48,979	120,180	132,644
Acquisition related costs	25,114	1,122	31,798	4,449
Amortization of intangibles	10,492	5,502	30,600	16,478
Restructuring charges	1,714	2,675	10,919	532
Investigation related and other costs	-	293	2,325	1,935
Loss on sale/disposal of assets and technology	160	15	238	82
Legal settlement	-	-	-	9,000
Total operating costs	315,996	261,807	896,467	740,893
Income from operations	42,505	49,363	150,151	157,007
Interest and other income, net	1,069	16,905	3,249	45,442
Impairment of marketable securities	-	(12,356)	(710)	(14,926)
Income before provision for income taxes	43,574	53,912	152,690	187,523
Provision for income taxes	6,785	5,104	33,792	60,720
Net income	$36,789	$48,808	$118,898	$126,803

Net income per share - basic	$0.23	$0.32	$0.76	$0.81
Net income per share - diluted	$0.23	$0.31	$0.75	$0.79

Shares used in per share calculation - basic	157,186	152,347	155,580	157,350
Shares used in per share calculation - diluted	159,925	155,006	158,250	160,590

(1) Stock-based compensation charges are included as follows:
Cost of net revenue	$1,598	$1,132	$4,406	$2,602
Research and development	6,699	4,970	19,904	13,036
Sales and marketing	10,646	9,355	36,841	22,469
General and administrative	7,656	5,723	20,563	14,625
	$26,599	$21,180	$81,714	$52,732

(2) In the three and nine months ended September 30, 2009, cost of net revenue includes $2.7M of acquisition-related costs.

(3) In the three and nine months ended September 30, 2008, we reclassified $2.7M and $8.3M of sales order operation related expenses from general and administrative to sales and marketing expenses to conform with current period presentation.

MCAFEE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)

	Nine Months Ended September 30,
	2009	2008

Cash flows from operating activities:
Net income	$118,898	$126,803
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	126,402	86,292
Impairment of marketable securities	710	14,926
Non-cash restructuring charge (benefit)	840	(3,465)
Deferred income taxes	12,993	22,508
Decrease in fair value of options accounted for as liabilities	-	(5,483)
Non-cash stock-based compensation expense	75,656	52,513
Excess tax benefits from stock-based awards	(8,643)	(17,167)
Other non-cash items	4,592	(4,510)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	95,744	23,173
Prepaid expenses and other assets	(72,097)	(48,391)
Accounts payable	2,203	3,532
Accrued taxes and other liabilities	(25,150)	(23,373)
Deferred revenue	19,071	11,120
Net cash provided by operating activities	351,219	238,478
Cash flows from investing activities:
Purchase of marketable securities	(307,789)	(252,031)
Proceeds from sales of marketable securities	14,830	347,871
Proceeds from maturities of marketable securities	141,265	426,035
Acquisitions, net of cash acquired	(171,618)	(103,237)
Purchase of property and equipment	(44,401)	(34,745)
Other investing activities	158	-
Net cash (used in) provided by investing activities	(367,555)	383,893
Cash flows from financing activities:
Proceeds from issuance of common stock under stock option and stock purchase plans	70,548	117,307
Excess tax benefits from stock-based awards	8,643	17,167
Repurchase of common stock	(21,737)	(515,571)
Bank borrowings	100,000	-
Other financing activities	(4,949)	(869)
Net cash provided by (used in) financing activities	152,505	(381,966)
Effect of exchange rate fluctuations on cash	19,902	(23,742)
Net increase in cash and cash equivalents	156,071	216,663
Cash and cash equivalents at beginning of period	483,302	394,158
Cash and cash equivalents at end of period	$639,373	$610,821

MCAFEE, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (in thousands, except per share data) (Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2009	2008	2009	2008
Net revenue:
GAAP net revenue		$485,271	$409,679	$1,401,666	$1,176,078

Gross profit:
GAAP gross profit		$358,501	$311,170	$1,046,618	$897,900
Stock-based compensation charges	(A)	1,598	1,132	4,406	2,623
Amortization of purchased technology	(B)	19,360	13,610	57,193	40,527
Acquisition related costs	(C)	2,717	-	2,717	-
Non-GAAP gross profit		$382,176	$325,912	$1,110,934	$941,050

Operating income:
GAAP operating income		$42,505	$49,363	$150,151	$157,007
Stock-based compensation charges	(A)	26,599	21,180	81,714	53,114
Amortization of purchased technology	(B)	19,360	13,610	57,193	40,527
Acquisition related costs	(C)	27,831	1,122	34,515	4,449
Amortization of intangibles	(B)	10,492	5,502	30,600	16,478
Restructuring charges	(D)	1,714	2,675	10,919	532
Investigation related and other costs	(E)	-	293	2,325	1,935
Loss on sale/disposal of assets and technology	(F)	160	15	238	82
Legal settlement	(G)	-	-	-	9,000
Acquired intangible asset expensed to research and development	(H)	-	2,000	-	2,000
Change in fair value of stock-based liability awards	(I)	-	-	-	(5,483)
Non-GAAP operating income		$128,661	$95,760	$367,655	$279,641

Net income:
GAAP net income		$36,789	$48,808	$118,898	$126,803
Stock-based compensation charges	(A)	26,599	21,180	81,714	53,114
Amortization of purchased technology	(B)	19,360	13,610	57,193	40,527
Acquisition related costs	(C)	27,831	1,122	34,515	4,449
Amortization of intangibles	(B)	10,492	5,502	30,600	16,478
Restructuring charges	(D)	1,714	2,675	10,919	532
Investigation related and other costs	(E)	-	293	2,325	1,935
Loss on sale/disposal of assets and technology	(F)	160	15	238	82
Legal settlement	(G)	-	-	-	9,000
Acquired intangible asset expensed to research and development	(H)	-	2,000	-	2,000
Change in fair value of stock-based liability awards	(I)	-	-	-	(5,483)
Impairment of marketable securities	(J)	-	12,356	710	14,926
Provision for income taxes	(K)	6,785	5,104	33,792	60,720
Non-GAAP income before provision for income taxes		129,730	112,665	370,904	325,083

Non-GAAP provision for income taxes	(L)	31,135	30,420	89,017	87,772
Non-GAAP net income		$98,595	$82,245	$281,887	$237,311

Net income per share - diluted: *
GAAP net income per share - diluted		$0.23	$0.31	$0.75	$0.79
Stock-based compensation charges per share	(A)	0.17	0.14	0.52	0.33
Other adjustments per share	(B)-(L)	0.22	0.08	0.51	0.36
Non-GAAP net income per share - diluted *		$0.62	$0.53	$1.78	$1.48

Shares used to compute Non-GAAP net income per share - diluted		159,925	155,006	158,250	160,590

* Non-GAAP net income per share is computed independently for each period presented. The sum of GAAP net income per share and non-GAAP adjustments may not equal non-GAAP net income per share due to rounding differences.

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see items (A) through (L).

Items (A) through (L) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income” and “Net income per share - diluted” and correspond to the categories explained in further detail below under paragraphs (A) through (L).

While we currently do not believe a non-GAAP net revenue metric is meaningful, GAAP net revenue has been provided to enable an understanding of the relationships between GAAP net revenue and the GAAP and non-GAAP financial measures included in the table above. As an example, this facilitates non-GAAP expense to revenue analysis. The non-GAAP financial measures are non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share - diluted, which adjust for the following items: stock-based compensation charges, amortization of purchased technology and intangibles, restructuring charges, acquisition related costs, loss on sale/disposal of assets and technology, investigation related and other costs, change in fair value of stock-based liability awards, impairment of marketable securities, income taxes and certain other items. We believe that the presentation of these non-GAAP financial measures is useful to investors, and such measures are used by our management, for the reasons associated with each of the adjusting items as described below:

(A)

Stock-based compensation charges consist of charges relating to stock-based awards issued to employees and outside directors including stock options, restricted stock awards and units, restricted stock units with performance-based vesting and our Employee Stock Purchase Plan. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation charges allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of stock-based compensation charges on our operating results. The amount in 2008 also includes stock-based compensation charges related to the tender offer.

(B)

Amortization of purchased technology and intangibles are non-cash charges that can be impacted by the timing and magnitude of our acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of other companies in its industry.

(C)

Acquisition related costs include direct costs of the acquisition and expenses related to acquisition integration activities. Examples of costs directly related to an acquisition include transactions fees, due diligence costs, acquisition retention bonuses and severance, fair value adjustments related to contingent consideration, amounts or recoveries subject to escrow provisions, and certain legal costs related to acquired litigation. These expenses vary significantly in size and amount and are disregarded by the Company’s management when evaluating and predicting earnings trends because these charges are unique to specific acquisitions, and are therefore excluded by the Company when presenting non-GAAP financial measures.

(D)

Restructuring charges include excess facility and asset-related restructuring charges and severance costs resulting from reductions of personnel driven by modifications to the Company’s business strategy, such as acquisitions or divestitures. These costs may vary in size based on the Company’s restructuring plan. In addition, the Company’s assumptions are continually evaluated, which may increase or reduce the charges in a specific period. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures.

(E)

Investigation related and other costs are charges related to discrete and unusual events where the Company has incurred significant costs which, in the Company’s view, are not incurred in the ordinary course of operations. Recent examples of such charges include legal expenses related to the special committee investigation into the Company’s past stock option granting practices which was completed in December 2007. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures. Further, the Company believes it is useful to investors to understand the specific impact of these charges on its operating results.

(F)

Loss on sale/disposal of assets and technology relate to the sale or disposal of assets of the Company. These losses or gains can vary significantly in size and amount. The Company’s management excludes these losses or gains when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these items when presenting non-GAAP financial measures. In addition, in periods where the Company realizes gains or incurs losses on the sale of assets and/or technology, the Company believes it is useful to investors to highlight the specific impact of these amounts on its operating results.

(G)

Legal settlement is a settlement related to a patent legal matter. The Company’s management excludes this charge when evaluating its ongoing performance and/or predicting earnings trends, and therefore excludes this amount when presenting non-GAAP financial measures.

(H)

Acquired intangible asset expensed to research and development is related to purchase of an intangible asset, which, similar to in-process research and development costs, was expensed immediately. The Company’s management excludes this cost when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes this cost when presenting non-GAAP financial measures. Further, the Company believes it is useful to investors to understand the specific impact of this cost on its operating results.

(I)

Change in fair value of stock-based liability awards constitutes the expense or benefit associated with the change in fair value of stock-based liability awards at the end of the each reporting period. The Company’s management excludes these (benefits) costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these amounts when presenting non-GAAP financial measures.

(J)

Impairment of marketable securities constitutes the “other than temporary” decline in the fair value of the Company’s available-for-sale securities. The Company’s management excludes these losses when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes this loss when presenting non-GAAP financial measures.

(K)	Provision for income taxes is our GAAP provision that must be added back to GAAP net income to reconcile to non-GAAP income before taxes.

(L)

Non-GAAP provision for income taxes reflects a 24% non-GAAP effective tax rate in 2009 and a 27% non-GAAP effective tax rate in 2008 which is used by the Company’s management to calculate non-GAAP net income. Management believes that the 24% and 27% effective tax rate in each respective period is reflective of a long-term normalized tax rate under the global McAfee legal entity and tax structure as of the respective period end.

MCAFEE, INC. AND SUBSIDIARIES PROJECTED GAAP REVENUE AND RECONCILIATION OF PROJECTED GAAP NET INCOME PER SHARE TO PROJECTED NON-GAAP NET INCOME PER SHARE (Unaudited)

Q4 FY'09
Projected GAAP revenue range	$505M - $525M

Projected net income per share reconciliation:

Projected GAAP net income per share range - diluted	$0.32 - $0.38

Add back:
Projected stock-based compensation adjustment per share, net of tax (1)	$0.11 - $0.15
Projected other adjustments per share, net of tax (2)	$0.13 - $0.17

Projected non-GAAP net income per share range - diluted*	$0.61 - $0.65

*	We believe that providing a forecast of the non-GAAP items set forth above is useful to investors, and such items are used by our management, for the reasons associated with each of the adjusting items as described below.

(1)	Stock-based compensation charges consist of charges relating to stock-based awards issued to employees and outside directors including stock options, restricted stock awards and units, restricted stock units with performance-based vesting and our Employee Stock Purchase Plan. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation charges allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of stock-based compensation charges on our operating results.

(2)

Other adjustments include amortization of purchased technology and intangibles, investigation related and other costs, restructuring charges, acquisition related costs, loss/gain on sale/disposal of assets and technology, income taxes and certain other items. We exclude these items because we believe they are not directly related to the operation of our business. A more detailed explanation of the reasons why we exclude these categories from our GAAP net income is contained in paragraphs (B) through (L) above under the table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

For Q4 FY’09, this guidance reflects an assumed annual GAAP and non-GAAP tax rate of 24%.

MCAFEE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED REVENUE BY PRODUCT GROUPS (in thousands) (Unaudited)

	Three Months Ended September 30, 2009		Three Months Ended June 30, 2009		Three Months Ended March 31, 2009		Three Months Ended December 31, 2008		Three Months Ended September 30, 2008

McAfee Corporate	$308,573	64%	$291,409	62%	$275,975	62%	$260,615	61%	$246,713	60%

McAfee Consumer	176,698	36%	177,277	38%	171,734	38%	163,372	39%	162,966	40%

Total McAfee	$485,271	100%	$468,686	100%	$447,709	100%	$423,987	100%	$409,679	100%

CONTACT:
McAfee, Inc.
Investors:
Kate Scolnick
kate_scolnick@mcafee.com
Brandie Claborn, 972-987-2124
brandie_claborn@mcafee.com
Media:
Tracy Ross, 650-245-8466
tracy_ross@mcafee.com